Exhibit 99.1

December 2, 2013	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Megan Washbourne 918-588-7572

ONEOK Announces Higher 2014 Financial Guidance

Includes 53 Percent Dividend Increase in 2014;

Three-year Financial Forecasts Updated;

ONE Gas Announces Net Income and Dividend Growth Guidance

TULSA, Okla. – Dec. 2, 2013 - ONEOK, Inc. (NYSE: OKE) today announced that its 2014 cash flow available for dividends is expected to be in the range of $560 million to $640 million, reflecting higher anticipated cash distributions received from its general and limited partner interests in ONEOK Partners (NYSE: OKS). A Jan. 1, 2014, transaction effective date for the separation of the company’s natural gas distribution segment into ONE Gas, Inc. has been assumed for 2014 guidance disclosure purposes, with the separation expected to be completed in the first quarter 2014.

The 2014 guidance also includes a projected 53 percent increase in ONEOK’s 2014 dividend declared to $2.33 per share, compared with $1.52 per share declared for 2013, subject to board approval. On a dividend paid basis, the 2014 dividend is expected to be $2.125 per share paid, compared with $1.48 per share paid in 2013, an increase of 44 percent.

The 53 percent dividend increase in 2014 is expected to consist of an initial increase to 56 cents per share for the quarter after the separation is completed, compared with the current quarterly dividend of 38 cents per share, a 47 percent increase; and subsequent quarterly dividend increases of 1.5 cents per share in 2014. The dividend increases are subject to board approval.

ONEOK also has estimated an average annual dividend declared increase of 20 to 25 percent between 2013 and 2016, which includes the planned increase in 2014 and 10 percent annual increases in 2015 and 2016.

“Our 2014 guidance reflects higher cash distributions as a result of ONEOK Partner’s capital growth projects that will be placed into service later this year and in 2014 from the

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

partnership’s previously announced $6.0 billion to $6.4 billion growth program through 2016,” said John W. Gibson, chairman and chief executive officer of ONEOK.

“We expect that increased distributions from ONEOK Partners will strengthen ONEOK’s continued strong cash flow and enable us to deliver sustainable, long-term value to our shareholders, primarily through increased dividends,” Gibson added.

“As a pure-play general partner following the completion of the ONE Gas separation, ONEOK’s performance will be more in line with other pure-play general partner peers, unlocking additional value for our shareholders,” Gibson concluded.

ONEOK’s 2014 earnings guidance reflects increased operating income in the ONEOK Partners segment due to increased natural gas gathering and processing volumes in the natural gas gathering and processing business; and higher natural gas liquids (NGL) volumes gathered and fractionated in the natural gas liquids business. These increased volumes are the result of full-year operations and earnings from the capital growth projects completed throughout 2013 and reflect expected earnings from the completion of growth projects through 2014 in the natural gas gathering and processing and natural gas liquids segments.

The midpoint of ONEOK’s 2014 operating income guidance is approximately $1.16 billion. Additional information is available in Exhibit A, B and C in the guidance tables on the ONEOK website.

ONEOK’s 2014 guidance also includes a projected 1.5-cent-per-unit-per-quarter increase in unitholder distributions declared by ONEOK Partners, subject to ONEOK Partners board approval.

ONE GAS, INC.

ONE Gas’ 2014 net income is expected to be in the range of $95 million to $105 million. A Jan. 1, 2014, transaction effective date has been assumed for 2014 guidance disclosure purposes.

ONE Gas also expects annual dividend growth of 5 percent between 2014 and 2018, subject to board approval, with an expected target dividend payout ratio of 55 to 65 percent of net income.

The dividend growth and financial guidance reflects the expected growth of the company’s rate base across its service territory.

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

The midpoint of ONE Gas’ 2014 operating income guidance is $217 million, reflecting higher costs related to the separation, compared with its current 2013 guidance of $227 million. Additional information is available in Exhibit D and E in the guidance tables on the ONEOK website.

ONE Gas expects to increase its net income by 4 to 6 percent annually between 2014 and 2018, compared with 2014 earnings guidance, driven by higher net margins from regulatory filings including capital-recovery mechanisms. ONE Gas’ rate base is expected to grow an average of 5 to 6 percent per year between 2013 and 2018.

The midpoint of ONE Gas’ 2014 capital expenditure forecast is expected to be $263 million, compared with expected 2013 capital expenditures of $286 million.

ONEOK PARTNERS SEGMENT

The midpoint of the ONEOK Partners segment’s 2014 operating income guidance is $1.2 billion, an increase of 33 percent compared with current 2013 guidance, reflecting increased natural gas gathering and processing volumes in the natural gas gathering and processing business and higher NGL volumes gathered and fractionated in the natural gas liquids business.

Approximately 63 percent of the segment’s expected 2014 equity natural gas production is hedged at an average price of $4.11 per million British thermal units (MMBtu); 44 percent of its expected 2014 equity natural gas liquids production is hedged at an average composite price of $1.19 per gallon; and 66 percent of its expected 2014 equity condensate production is hedged at an average price of $94.26 per barrel.

The average unhedged prices used in ONEOK Partners’ 2014 earnings guidance are $93.84 per barrel for New York Mercantile Exchange (NYMEX) crude oil; $4.10 per MMBtu for NYMEX natural gas; and $1.25 per gallon for composite natural gas liquids. The composite NGL price for 2014 assumes ethane rejection for the entire year.

For 2014, the partnership estimates that in its natural gas gathering and processing business, a 1-cent per gallon change in the composite price of NGLs would change annual net margin by approximately $2.0 million; a $1.00 per barrel change in the price of crude oil would change annual net margin by approximately $1.3 million; and a 10-cent per MMBtu change in the price of natural gas would change annual net margin by approximately $4.0 million. All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

Additionally, ONEOK Partners’ 2014 guidance assumes the Conway-to-Mont Belvieu Oil Price Information Service (OPIS) average ethane in ethane/propane mix price differential to

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

be 7 cents per gallon, compared with its current 2013 guidance of 3 to 6 cents per gallon for the fourth quarter 2013.

ENERGY SERVICES SEGMENT

The accelerated wind down of the energy services segment is expected to be completed by the end of the first quarter 2014. The midpoint of the energy services segment’s 2014 operating income guidance is a loss of $15 million.

The energy services segment’s expected future cash expenditures associated with the released transportation and storage capacity from the wind down are expected to total approximately $89 million on an after-tax basis, with approximately $8 million paid in the fourth quarter 2013; $33 million paid in 2014; $24 million paid in 2015; and $24 million paid over the period 2016 through 2023.

OTHER

For 2014, ONEOK’s capital expenditures are expected to be approximately $16 million on a stand-alone basis.

ONEOK does not expect to pay cash taxes in 2014. Beyond 2014, ONEOK’s cash tax rate is expected to be 15 to 25 percent.

ANNUAL INVESTOR CONFERENCE

ONEOK and ONEOK Partners will hold their annual investor conference on Tuesday, Dec. 3, 2013, in New York City, from 9 a.m. Eastern Standard Time (8 a.m. Central Standard Time) to noon Eastern Standard Time (11 a.m. Central Standard Time). The meeting also will be carried live on ONEOK’s and ONEOK Partners’ websites.

The webcast can be accessed on ONEOK’s and ONEOK Partners’ websites at http://www.oneok.com/ and http://www.oneokpartners.com/. A replay of the webcast will be available for 30 days after the conference.

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/2014/OKE_2014_Guidance_m34jTDk.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONEOK has disclosed in this news release cash flow available for dividends and free cash flow, which are non-GAAP financial measures. Cash flow available for dividends and free cash flow are used as measures of the company’s financial performance. Cash flow available for dividends, is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, stand-alone capital expenditures and certain other items. Free cash flow is defined as cash flow available for dividends, computed as described above, less ONEOK’s dividends.

The non-GAAP financial measures described above are useful to investors because the measurements are used as indicators of financial performance of the Company’s investments to generate cash flows sufficient to pay dividends to our investors. ONEOK cash flow available for dividends and free cash flow should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of cash flow available for dividends and free cash flow to net income is included in the guidance tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and as of Sept. 30, 2013, own 41.3 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,”

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

“goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	changes in demand for the use of natural gas and crude oil because of market conditions caused by concerns about global warming;

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

# # #

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONEOK, Inc. Consolidated			Exhibit A
EARNINGS GUIDANCE*

	2014	2013
	Guidance	Guidance**	Change
	(Millions of dollars)
Operating income
ONEOK Partners	$1,207	$909	$298
Natural Gas Distribution	—	227	(227)
Energy Services	(15)	(190)	175
Other	(32)	(14)	(18)
Operating income	1,160	932	228
Equity earnings from investments	110	112	(2)
Other income (expense)	3	28	(25)
Interest expense	(382)	(335)	(47)
Income before income taxes	891	737	154
Income taxes	(188)	(163)	(25)
Income from continuing operations	703	574	129
Net income	703	574	129
Less: Net income attributable to noncontrolling interests	418	314	104
Net income attributable to ONEOK	$285	$260	$25

Capital expenditures (Excludes acquisitions)
ONEOK Partners	$2,252	$2,100	$152
Natural Gas Distribution	—	286	(286)
Other	16	30	(14)
Total capital expenditures	$2,268	$2,416	$(148)

*Amounts shown are midpoints of ranges provided.
**Certain line items have been adjusted; however, the net income attributable to ONEOK midpoint remains unchanged.

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONEOK, Inc. Stand-alone	Exhibit B
EARNINGS GUIDANCE*

2014
Guidance
(Millions of dollars)

Cash flow available for dividends
Recurring cash flows:
Distributions received from ONEOK Partners – declared	$636
Interest expense	(60)
Cash taxes	—
Energy services cash flow	39
Corporate expenses	(8)
Equity compensation paid by ONEOK Partners	30
Cash flows from recurring activities	637
Separation related costs	(21)
Total cash flows	616
Capital expenditures	(16)
Cash flow available for dividends	600
Dividends declared	(485)
Free cash flow	$115
Dividend coverage ratio	1.24x

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONEOK, Inc. Stand-alone	Exhibit C
EARNINGS GUIDANCE*

2014
Guidance
(Millions of dollars)

Reconciliation of Cash Flow Available for Dividends and Free Cash Flow to Net Income
Net income attributable to ONEOK	$285
Depreciation and amortization	4
Deferred income taxes	178
Equity in earnings of ONEOK Partners	(607)
Distributions received from ONEOK Partners – declared	636
Share-based compensation expense	30
Energy services cash flow	54
Other	36
Total cash flow	616
Capital expenditures	(16)
Cash flow available for dividends	600
Dividends	(485)
Free cash flow	$115

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONE Gas, Inc.	Exhibit D
EARNINGS GUIDANCE*

2014
Guidance
(Millions of dollars)

Operating income
Net margin	$813
Operations and maintenance	411
Depreciation and amortization	127
General taxes	58
Operating income	217
Other income (expense)	(3)
Interest expense	(52)
Income before income taxes	162
Income taxes	(62)
Net income	$100

Capital expenditures
System integrity and replacements	$186
Customer growth	31
Other	46
Total capital expenditures	$263

*Amounts shown are midpoints of ranges provided.

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ONEOK Announces Higher 2014 Financial Guidance;
Includes 53 Percent Dividend Increase in 2014;
Three-year Financial Forecasts Updated;
ONE Gas Announces Net Income and Dividend Growth Guidance

December 2, 2013

ONE Gas, Inc.	Exhibit E
EARNINGS GUIDANCE*

2014
Guidance
(Millions of dollars)

Cash flow
Net income	$100
Depreciation and amortization	127
Other non-cash expenses	9
Cash flow from operations	$236

*Amounts shown are midpoints of ranges provided.